Exhibit 99.1

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENT

Introduction

    On October 31, 2019, NGL Energy Partners LP (“we,” “us,” “our” or “the Partnership”) closed its transaction to acquire all of the equity interests of Hillstone Environmental Partners, LLC (“Hillstone”) for approximately $642.5 million, including working capital and subject to certain adjustments. To fund a portion of this acquisition, the Partnership issued 200,000 Class D Preferred Units and 8.5 million warrants to purchase common units for estimated net proceeds of $194.7 million. The remaining amount of the purchase price was paid using funds available under our revolving credit facility.

    The unaudited pro forma condensed combined financial statement is presented for the Partnership and gives effect to the acquisition of Hillstone (as described above) and is based on the audited financial statement of the Partnership and the audited and unaudited financial statements of Hillstone. This unaudited pro forma financial statement includes all adjustments necessary to fairly present results for the period and as of the date presented. The following unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2020, should be read in conjunction with the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 1, 2019, the Partnership’s Current Report on Form 8-K/A filed with the SEC on November 18, 2019, the Partnership’s Current Report on Form 8-K filed with the SEC on November 22, 2019, the Partnership’s Current Report on Form 8-K filed with the SEC on February 19, 2020, the Partnership’s Current Report on Form 8-K filed with the SEC on March 5, 2020, the Partnership’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020, and with Hillstone’s audited consolidated financial statements for the year ended June 30, 2019, including the related notes, included within Exhibit 99.1 of Current Report on Form 8-K/A filed with the SEC on November 18, 2019 and Hillstone’s unaudited condensed consolidated financial statements for the three months ended September 30, 2019, including the related notes, included within Exhibit 99.1 of Current Report on Form 8-K filed with the SEC on December 26, 2019.

    The following unaudited pro forma condensed combined statement of operations for the year ended March 31, 2020, is presented to illustrate the estimated effects of the acquisition of Hillstone as if this transaction had occurred on April 1, 2019. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2020 combined the Partnership’s audited consolidated statement of operations for the year ended March 31, 2020 and Hillstone’s unaudited consolidated statement of operations for the six months ended September 30, 2019 and the one month ended October 31, 2019. Hillstone’s results of operations for the five months ended March 31, 2020 are already included in the Partnership’s historical financial statements.

    The following unaudited pro forma condensed consolidated financial statement is based on certain assumptions and do not purport to be indicative of the results that actually would have been achieved if the transaction described above had occurred on the dates indicated. Moreover, the accompanying unaudited pro forma condensed consolidated financial statement does not project the Partnership’s results of operations for any future date or period.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2020
(Results for Hillstone Environmental Partners are for the six months ended September 30, 2019 and the one month ended October 31, 2019)
(U.S. dollars in thousands, except unit and per unit amounts)

	Historical NGL Energy Partners LP (As Reported)	Hillstone Environmental Partners, LLC (A)	Hillstone Environmental Partners, LLC (B)	Pro Forma Adjustments		Pro Forma As Adjusted

REVENUES	$7,584,000	$42,421	$6,192	$—		$7,632,613

COST OF SALES	6,604,383	—	—	—		6,604,383

OPERATING COSTS AND EXPENSES:
Operating	332,993	18,921	2,959	—		354,873
General and administrative	113,664	13,394	1,482	(6,071)	(C)	122,469
Depreciation and amortization	265,312	5,511	937	9,023	(D)	280,783
Loss (gain) on disposal or impairment of assets, net	261,786	(85)	—	—		261,701
Revaluation of liabilities	9,194	65	—	—		9,259
Operating (loss) income	(3,332)	4,615	814	(2,952)		(855)

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	1,291	(87)	(23)	—		1,181
Interest expense	(181,184)	(6,339)	(1,278)	7,617	(E)	(189,963)
				(8,779)	(E)
Gain on early extinguishment of liabilities, net	1,341	—	—	—		1,341
Other income, net	1,684	—	—	—		1,684
Loss From Continuing Operations Before Income Taxes	(180,200)	(1,811)	(487)	(4,114)		(186,612)

INCOME TAX EXPENSE	(345)	—	—	—		(345)
Loss From Continuing Operations	(180,545)	(1,811)	(487)	(4,114)		(186,957)
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,773	18	(4)	—		1,787
NET LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NGL ENERGY PARTNERS LP	(178,772)	(1,793)	(491)	(4,114)		(185,170)
LESS: DISTRIBUTIONS TO PREFERRED UNITHOLDERS	(188,734)	—	—	(10,350)	(F)	(199,084)
LESS: CONTINUING OPERATIONS NET LOSS ALLOCATED TO GENERAL PARTNER	260	—	—	16	(G)	276
NET LOSS FROM CONTINUING OPERATIONS ALLOCATED TO COMMON UNITHOLDERS	$(367,246)	$(1,793)	$(491)	$(14,448)		$(383,978)
BASIC AND DILUTED LOSS PER COMMON UNIT	$(2.88)					$(3.01)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	127,411,908					127,411,908

See accompanying notes to the unaudited pro forma condensed consolidated financial statement.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statement

Note 1 - Basis of Presentation

See “Introduction” for more information regarding the basis of presentation for this unaudited pro forma condensed consolidated financial statement.

Note 2 - Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statement reflects the impact of the following pro forma adjustments:

A.Amounts in this column represent Hillstone’s unaudited consolidated statement of operations for the six months ended September 30, 2019.
B.Amounts in this column represent Hillstone’s unaudited consolidated statement of operations for the one month ended October 31, 2019.
C.Represents the reversal of transaction expenses incurred by Hillstone related to this transaction for the respective period.
D.Represents the incremental increase in depreciation and amortization expense for the respective period.
E.Represents the incremental increase in interest expense due to the repayment of Hillstone’s outstanding debt and the elimination of the amortization of the related debt issuance costs and the interest expense incurred related to the borrowings under the Partnership’s revolving credit facility. The additional interest expense was calculated by using $447.9 million and an assumed rate of 3.36%, the interest rate on the Partnership's revolving credit facility as of March 31, 2020. A change of 0.125% in the assumed interest rate would result in an adjustment of interest expense, on an annual basis, of approximately $0.6 million.
F.Represents the distributions paid on the Class D preferred units for the respective period.
G.Represents our general partner’s interest in Hillstone’s operations and the pro forma adjustments for the respective period.
Note 3 - Earnings per Unit

Basic earnings per unit is computed by dividing the net income (loss) by the weighted average number of units outstanding during a period. To determine net income (loss) allocated to each class of ownership, the Partnership first allocates net income (loss) in accordance with the amount of distributions made for the quarter by each class of units, if any. The remaining net income is allocated to each class of units in proportion to the weighted average number of units of such class outstanding for a period, as compared to the weighted average number of units outstanding for all classes for the period, with the exception of net losses. Net losses are allocated only to the common units.